Exhibit 23.1



                        Consent of Deloitte & Touche LLP

         We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-8 relating to The Coastal Corporation 1998 Incentive Stock Plan of (i) our report dated February 3, 1998 (February 13, 1998 as to Note 15), appearing in the Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1997, and (ii) to the reference to us under the heading "Experts" in this Registration Statement.




DELOITTE & TOUCHE LLP


Houston, Texas
February 5, 1999